Security Information








Security Purchased
Comparison Security
Comparison Security
Cusip
B07J65904
082641101
900006206
Issuer
SHANGHAI ELECTRIC GRP CORP
BENTHOS INC
TURBOCHEF TECHNOLOGIES INC
Underwriters
CSFB, BCOM, Daiwa, Deutsche Bank AG,
First Shanghai, GC Capital, ICEA, Kingsway,
Macquarie Asia, Shenyin Wanguo, South
China, Tai Fook
Ferris Baker Watts
BoA, William Blair, Opeenheimer, Stephens,
Adams Harkness, Roth Capital, Sanders
Morris Harris
Years of continuous operation, including predecessors
> 3 years
> 3 years
> 3 years
Security
2727 HK
BTHS US
TCF US
Is the affiliate a manager or co-manager of offering?
Underwriter
N/A
N/A
Name of underwriter or dealer from which purchased
CSFB
N/A
N/A
Firm commitment underwriting?
Yes
Yes
Yes
Trade date/Date of Offering
4/22/2005
5/25/2005
2/2/2005
Total amount of offering sold to QIBs
636,589,696
1,056,000
10,250,000
Total amount of any concurrent public offering
0
0
0
Total
636,589,696
1,056,000
10,250,000
Public offering price
 $                                                             0.22
 $                                                           13.20
 $                                                           20.50
Price paid if other than public offering price
 N/A
 N/A
 N/A
Underwriting spread or commission
0.05%
0.79%
1.38%
Rating
N/A
N/A
N/A
Current yield
N/A
N/A
N/A








Fund Specific Information








Board
Total Par Value
Purchased
$ Amount of
Purchase
% of Offering
Purchased by the
Fund
Security
Performance^
Fund Performance^
Measurement Date*
Boston Funds







Scudder Emerging Markets Fund
Boston
5,672,000
 $
1,237,006
0.89%
3.63%
6.34%
6/30/2005
Scudder Global Fund
Boston
18,310,000
 $
3,993,228
2.88%
3.63%
4.30%
6/30/2005
Chicago Fund







SVS II Global Blue Chip Portfolio
Chicago
1,562,000
 $                   340,657
0.25%
3.63%
4.23%
6/30/2005
Closed End Fund







Scudder New Asia Fund, Inc.
Closed End
3,760,000
 $                   820,018
0.59%
3.63%
3.27%
6/30/2005
Total

29,304,000
 $
6,390,909
4.60%